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                                                                  EXHIBIT 10.191

                        THE CHARLES SCHWAB CORPORATION
                          1992 STOCK INCENTIVE PLAN
                      RESTRICTED SHARES AWARD AGREEMENT

     THIS AGREEMENT is entered into between The Charles Schwab Corporation, a Delaware corporation (the "Company") and __________ (the "Employee").

WITNESSETH:

     WHEREAS, the Company has adopted The Charles Schwab Corporation 1992 Stock Incentive Plan (the "Plan"), which provides for the granting of restricted shares of Common Stock of the Company ("Restricted Shares") to key employees of the Company and its Subsidiaries; and

     WHEREAS, the Compensation Committee of the Board of Directors of the Company (the "Committee"), which is responsible for the administration of the Plan, has authorized the granting of an award of Restricted Shares to the Employee, effective as of _____________________; and

     WHEREAS, this Agreement is prepared in conjunction with and pursuant to the terms of the Plan and, although all of the terms of the Plan and the definitions used in this Plan have not been set forth herein, such terms and definitions are incorporated herein and made a part hereof by reference, and, except as otherwise expressly stated herein, the provisions of the Plan shall govern any interpretation of this Agreement; and

     WHEREAS, the Employee has accepted the grant of Restricted Shares and agreed to the terms and conditions hereinafter stated;

     NOW, THEREFORE, the Employee and the Company agree to the provisions set forth in the Agreement. The Employee signifies agreement with all of the terms and conditions of this Agreement by failing to provide written objection to the Company to any of the terms hereunder within 30 days of receipt of this Agreement, and in any event by accepting any dividends paid with respect to the Restricted Shares granted hereunder.

     1. GRANT OF RESTRICTED SHARES. The Company hereby grants to the Employee, as a separate incentive in connection with his or her employment and not in lieu of any salary or other cash



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compensation for his or her services, an award of __________ Restricted
Shares, effective _____________, subject to all the terms and conditions in this Agreement and the Plan.

     2. RESTRICTION ON TRANSFER. The Restricted Shares awarded pursuant to this Agreement shall be issued in the name of The Employee and held by the Secretary of the Company as escrow agent (the "Escrow Agent"), and, except to the extent specifically provided herein, shall not be sold, transferred, otherwise disposed of, pledged or otherwise hypothecated until the date such Restricted Shares become vested pursuant to paragraph 3 hereof (the "Restriction on Transfer"). The Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Restricted Shares or otherwise note its records as to the restrictions on transfer set forth in this Agreement and the Plan. The certificate or certificates representing such shares shall be delivered by the Escrow Agent to The Employee only after the shares become vested on the date specified in paragraph 3 and after all other terms and conditions in this Agreement have been satisfied. Notwithstanding the foregoing, to the extent specifically permitted by the Plan, the Restricted Shares may be transferred by gift, subject to the Restriction on Transfer and the vesting conditions set forth herein.

     3. VESTING OF SHARES. The Restricted Shares awarded by this Agreement shall become vested as follows: Effective as of the date hereof (the "Grant Date"), the Restricted Shares shall be 0% vested. If the Employee is employed for a continuous period beginning on the date hereof and ending on the third anniversary of the Grant Date, 50% of the Restricted Shares shall become vested. If the Employee shall continue to be employed for a continuous period ending on the fourth anniversary of the Grant Date, an additional 50% of the Restricted Shares shall become vested, so that at such time all of the Restricted Shares subject to this Agreement shall be then vested. Notwithstanding the foregoing, in the event of the Employee's death or Disability, 100% of the Restricted Shares shall be then vested, and in the event of the Employee's Retirement after the second anniversary of the Grant Date, 100% of the Restricted Shares shall be then vested. For purposes of this Agreement, Retirement shall mean a termination of employment of the Employee at any time after the Employee (i) has attained fifty (50) years of age, and (ii) has completed seven (7) years of service, as determined pursuant to the terms of the Charles Schwab Profit Sharing and Employee Stock Ownership Plan. Notwithstanding the


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foregoing, however, the accrual of vesting pursuant to this paragraph is contingent upon the Employee's satisfactory job performance, and the Company may, in its sole discretion, upon notice to the Employee, suspend or delay the vesting of the Restricted Shares hereunder for any period of time in the event that the Company determines, within its sole discretion, that the Employee's performance is unsatisfactory. Moreover, the continued accrual of vesting pursuant to this paragraph shall be suspended during the period of time in which the Optionee is on a leave of absence of more than six months for any reason other than (i) medical reasons, (ii) pregnancy disability,
(iii) a leave qualifying under the Family and Medical Leave Act, or (iv) workers' compensation. Upon the vesting of Restricted Shares hereunder, the certificate or certificates representing such Restricted Shares shall be delivered to the Employee.

     4. CHANGE IN CONTROL. Upon the determination of the Committee that a Change in Control of the Company has occurred, or in the event of the liquidation or dissolution of the Company, the Restricted Shares shall become fully vested and the Restriction on Transfer shall be lifted, notwithstanding any other provision of this Agreement, and the certificate or certificates representing such Restricted Shares shall be delivered to the Employee.

     5. DISCRETION OF COMMITTEE. The Committee may decide, in its absolute discretion, to lift at any time the Restriction on Transfer or to accelerate the vesting of the Restricted Shares, and the certificate or certificates representing such Restricted Shares shall be delivered to the Employee.

     6. DELIVERY OF SHARES TO ESTATE OF DECEASED EMPLOYEE. Any distribution or delivery to be made to the Employee under this Agreement shall, if the Employee is then deceased, be made to the Employee's estate in accordance with the terms of Section 7.5 of the Plan.

     7. CONDITIONS TO ISSUANCE OF SHARES. The Restricted Shares deliverable to the Employee may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. The Company shall not be required to issue any certificate or certificates for Restricted Shares hereunder prior to fulfillment of all of the following conditions:

          (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;


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          (b)  The completion of any registration or other qualification of such shares under any State or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

          (c) The obtaining of any approval or other clearance from any State or federal governmental agency, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

          (d) The lapse of such reasonable period of time following the date of the grant of the Restricted Shares as the Committee may establish from time to time for reasons of administrative convenience.

     Neither the Employee nor any person claiming under or through the Employee shall be, or have any of the rights or privileges of, a stockholder of the Company in respect of any Restricted Shares deliverable hereunder unless and until certificates representing such shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee or the Escrow Agent. Except as provided in paragraph 8, after such issuance, recordation and delivery, the Employee shall have all rights of a stockholder of the Company with respect to voting such Restricted Shares and receipt of dividends and distributions on such Restricted Shares.

     8. CERTAIN ADJUSTMENTS TO SHARES. In the event that as a result of a stock dividend, stock split, reclassification, recapitalization, combination of shares or the adjustment in capital stock of the Company or otherwise, or as a result of a merger, consolidation, spin-off or other reorganization, the Company's Common Stock shall be increased, reduced or otherwise changed, and by virtue of any such change the Employee shall in his or her capacity as owner of Restricted Shares which have been awarded to him or her (the "Prior Shares") be entitled to new or additional or different shares or securities (other than rights or warrants to purchase securities), such new or additional or different shares or securities shall thereupon be considered to be Restricted Shares and shall be subject to all of the conditions and restrictions which were applicable to the Prior Shares pursuant to the Plan. If the Employee receives rights or warrants with respect to any Prior Shares, such rights or warrants may be held or exercised by the Employee, provided that until such exercise any such rights or warrants and


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after such exercise any shares or other securities acquired by the exercise of such rights or warrants shall be considered to be Restricted Shares and shall be subject to all of the conditions and restrictions which were applicable to the Prior Shares pursuant to the Plan. The Committee in its absolute discretion at any time may lift the Restriction on Transfer of all or any portion of such new or additional shares of stock or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

     9. CONTRIBUTION OF PAR VALUE TO CAPITAL OF THE COMPANY. Notwithstanding the provisions of Section 7.2 of the Plan, the Company will contribute to the capital of the Company on behalf of the Employee, as an Award recipient, an amount equal to the par value of the Restricted Shares issued to the Employee hereunder.

     10. TAX WITHHOLDING. To the extent required by applicable federal, state, local or foreign law, the Employee shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the awarding or vesting of the Restricted Shares hereunder, or by reason of any election made by the Employee pursuant to Section 83(b) of the Internal Revenue Code, and no Share certificates shall be issued to the Employee unless such obligation is satisfied.

     11. PLAN SHALL CONTROL. This Agreement is subject to all the terms and provisions of the Plan. In the event of a conflict between any provisions of this Agreement and any provisions of the Plan, the provisions of the Plan shall govern. Terms used in this Agreement that are not defined in this Agreement shall have the meaning set forth in the Plan.

     12. POWERS OF THE COMMITTEE. The Committee shall have the power to interpret and construe the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Employee's estate, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.


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     13.  NO EFFECT ON OTHER BENEFIT PLANS.  Nothing herein contained shall affect the Employee's right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other Employee welfare plan or program of the Company or any Subsidiary.

     14. NONASSIGNABILITY. So long as the Restriction on Transfer is in effect, except to the extent specifically permitted by this Agreement, the Restricted Shares herein granted and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation or law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such award or any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, such award and the rights and privileges conferred hereby shall immediately become null and void.

     15. SUCCESSORS AND ASSIGNS. Subject to the limitation on the transferability of the Restricted Shares contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successor and assigns of the Employee and the Company.

     16. NOTICES. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at 101 Montgomery Street, San Francisco, California 94104, or at such other address as the Company may hereafter designate in writing. Any notice to be given to the Employee shall be addressed to the Employee at the address set forth beneath the Employee's signature hereto, or at such other address as the Employee may hereafter designate in writing. Any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified and deposited, postage and registry fee prepaid, in a United States post office.

     17. SEVERABILITY. In the event that any provision of this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

     18. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of California.


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